SECOND AMENDMENT

GRACO RESTORATION PLAN

(2005 Statement)

Graco Inc. (the “Principal Sponsor”) has established and maintains a nonqualified deferred compensation plan (the “Plan”) which, in its most recent amended and restated form, is embodied in a document entitled “GRACO RESTORATION PLAN (2005 Statement),” effective January 1, 2005 (as amended, the “Plan Statement”) and is hereby amended as follows:

1.         RETIREMENT BENEFIT. Effective January 1, 2007, for purposes of calculating his Benefit Service under the Plan, David A. Roberts, Chairman, President and Chief Executive Officer, shall be credited with one-and-one-half (1.5) Years of Service for each actual Year of Service, or a pro rata amount for a partial Year of Service, performed on and after January 1, 2007 (notwithstanding any language in Subsection 4.2.1 to the contrary).

2.         SAVINGS CLAUSE. Save and except as hereinabove expressly amended, the Restoration Plan shall continue in full force and effect.